UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

RACKSPACE HOSTING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.
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Family Meeting August 2016

Forward Looking Statements This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) and Rackspace Hosting, Inc. (the “Company”), including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the transaction, (viii) the possibility that competing offers or acquisition proposals for the Company will be made; (ix) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (x) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; and (xi) the ability of Apollo to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It Rackspace Hosting, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of the Company (the “Transaction”). The Company plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction. Kevin Costello, Ossa Fisher, John Harper, Lewis J. Moorman, Fred Reichheld, William Taylor Rhodes, Lila Tretikov and Graham Weston, all of whom are members of Company’s Board of Directors, and Karl Pichler, Senior Vice President, Chief Financial Officer, are participants in the Company’s solicitation. Other than Mr. Weston, none of such participants owns in excess of 1% of Company’s common stock. Mr. Weston may be deemed to own approximately 15% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing its definitive Transaction Proxy Statement with the SEC, the Company will mail the definitive Transaction Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RACKSPACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (http://www.rackspace.com) or by writing to Investor Relations, Rackspace Hosting, Inc., 1 Fanatical Place, San Antonio, Texas 78218.

Rackspace Enters $4.3 Billion Transaction to Become a Private Company Through an Acquisition Led by Apollo Global Management Exciting News!

The News Apollo is one of the world’s leading private equity investors Stockholders receive $32.00 per share in cash Represents a premium of 38% over the stock price as of close on August 3rd (prior to speculation about a possible transaction) Our current management team to remain in place Apollo enthusiastically supports our managed-cloud strategy We expect the deal to close in Q4 2016; Rackspace will then be a private company

Apollo is a Strong Partner for Rackspace Apollo Shares Rackspace’s Vision and Goals Apollo Overview Strongly supports Rackspace’s plan to invest resources more aggressively in our fastest-growing lines of businesses, including services for customers who use Amazon Web Services, Microsoft Cloud, and OpenStack private cloud Shares belief in the enduring value of the Rackspace portfolio of dedicated hosting and hybrid cloud services Apollo is a leading global alternative investment manager Apollo had assets under management of approximately $186 billion as of June 30, 2016 in private equity. Portfolio companies include:

Accelerating the Transformation We've Already Started Strengthen the value of our offer in dedicated and hybrid Continue to shift OpenStack toward huge opportunity in enterprise and mid-market private cloud Continue to focus our portfolio as we have done with Exceptional, Jungle Disk, Cloud Sites Invest resources in our fastest-growing businesses Invest in partnerships like CTP that strengthen our multi-cloud value proposition Explore M&A opportunities that accelerate our roadmap Launch aggressive marketing awareness campaign to OWN the managed cloud category

Why is This the Right Move for Rackspace? Rackers Customers Partners Apollo values workplace culture and commitment to Fanatical Support Make long-term investments in multi-cloud capabilities to strengthen our value proposition Focus resources more aggressively in sales and marketing programs Expect to create new opportunities for career growth and training Invest more resources in the expertise, technologies and Fanatical Support to support evolving IT needs Devote more resources to R&D to support multiple platforms Expect to rekindle the spirit of Rackspace’s early years as a startup Strengthen and grow our partner relationships Manage Rackspace to be an even better partner

Today: Transaction Announcement Shareholder & Regulatory Approval Transaction Close Estimated Q4 2016 What is the Timeline? Business as usual during this time

Business as Usual Budgets 2016 budgets continue as planned Hiring Continues as usual Benefits No change to current health plans U.S. open enrollment will occur as scheduled in Q4

What are We Doing to Communicate? Communications Owners Customers Paul Salisbury – U.S. Darren Norfolk – U.K. Ajit Melarkode – APAC Alvaro Echeverria – LATAM Partners Blake Wetzel Suppliers Wes Jess Rackers Visit InsideRack: rax.io/private Questions? contact your manager, HRBP or internalcommsmailbox@rackspace.com

Compensation Impacts* Second Half Bonus Will pay out at 100% for Q3 and Q4 in 2016 and both will be paid in March 2017 Equity $32.00 per share Transaction includes favorable adjustments to vesting schedules ESPP and Share for Success 6-month offering periods will end on the Close date * Upon closing HR will schedule educational sessions in the coming weeks to help you understand equity treatments and to answer your questions.

Let’s Stay Focused on Our Strategy Technology Service Expertise Fanatical Support For the World’s Leading Clouds With the Support and Partnership of Apollo

Taylor & Graham

Questions?

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